SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or

15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

Santander BanCorp

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
207 Ponce de León Avenue, San Juan, Puerto Rico		00917
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

EXPLANATORY NOTE

On March 6, 2006, Santander BanCorp (the "Company") filed a Current Report on Form 8-K (the "Original Filing") under Item 2.01 to report the closing of the purchase of substantially all the assets and operations in Puerto Rico of Island Finance Puerto Rico, Inc. ("Island Finance PR") and substantially all of the sales finance assets and operations of the Puerto Rico branch of Island Finance Sales Finance Corporation ("Island Finance Sales" and, together with Island Finance PR, "Island Finance") from Wells Fargo & Company ("Wells Fargo"). The purpose of this Current Report on Form 8-K/A is to provide an update regarding the status of the financial statements and pro forma financial information required to be filed pursuant to Items 9.01(a) and (b) of the Original Filing.

The Company is unable to file the required financial statements of Island Finance and the pro forma financial information by the May 16, 2006 deadline. The Company is working diligently with Wells Fargo and Island Finance's independent auditors to obtain the required financial statements of Island Finance and will file the pro forma financial information of the Company as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements of Island Finance will be filed by amendment to this Current Report on Form 8-K/A as soon as practicable.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed in connection with the transaction described under Item 2.01 of the Original Filing will be filed by amendment to this Current Report on Form 8-K/A as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2006

SANTANDER BANCORP

By:	/s/ María Calero Padrón
Name:	María Calero
Title:	Executive Vice President and Chief Accounting Officer